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                                                                 Exhibit (d)(86)

                              FEE WAIVER AGREEMENT

     By this Agreement, Payden & Rygel agrees to waive its investment subadvisory fees of the Vantagepoint Diversified Assets Fund (the "Fund"), a series of The Vantagepoint Funds, on the terms and subject to the conditions set forth herein.

     1. AMOUNT OF FEE WAIVER. The amount of fees waived pursuant to this Agreement shall be limited to that portion of the Fund's investment subadvisory fees payable to Payden & Rygel under the Investment Sub-Advisory Agreement among The Vantagepoint Funds, on behalf of the Fund, Vantagepoint Investment Advisers, LLC ("VIA") and Payden & Rygel (the "Subadvisory Agreement") that exceeds 0.08% of the Fund's annual average daily net assets under management with Payden & Rygel.

     2. TERM OF WAIVER. This fee waiver shall be in effect until (a) April 30, 2008 or (b) such later date as Payden & Rygel may from time to time notify to the Board, in writing. For so long as this fee waiver remains in effect, Payden & Rygel shall inform the Board annually and in writing whether it intends to continue or discontinue the waiver, in whole or in part, as to the Fund at the time of the Board's annual consideration of the renewal of the Subadvisory Agreement.

     3. EFFECTIVE DATE: The effective date of this Agreement shall be October 26, 2007.

     4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     5. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its duly authorized officer, as of this __ day of ______ 2007.


PAYDEN & RYGEL


By:
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Name:
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Title:
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THE VANTAGEPOINT FUNDS


By:
    ---------------------------------
Name:
      -------------------------------
Title:
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Approved By:
             ------------------------
Name:
      -------------------------------
Title:
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